Exhbit 99.1

Issuer Direct Establishes Strategic Advisory Committee

MORRISVILLE, NC / ACCESSWIRE / January 25, 2016 / Issuer Direct Corporation (NYSE MKT:ISDR), a market leader and innovator of cloud-based compliance and communications platforms (the “Company”), today announced its Board of Directors (the “Board”) has created a Strategic Advisory Committee to assist the Company in its continued efforts toward increasing value for its shareholders and its overall market position.

"Establishing a Strategic Advisory Committee tasked with the focus to assist management on identifying and screening potential opportunities, including on the M&A front, is extremely valuable to us right now,” said Andre Boisvert, Chairman of the Board of Issuer Direct. “We already have seen evidence that the compliance and communications space is and has been changing – our sole objective is to maximize our Company’s value. The Strategic Advisory Committee will help us realize this, while management stays focused on executing the business day-to-day.”

The Strategic Advisory Committee will assist the Company’s Board of Directors and management evaluate areas such as joint ventures, partnerships, strategic acquisitions and mergers and acquisitions in areas the Company believes there are consolidations occurring or likely to occur. Independent Board member J. Patrick Galleher will serve as the Chairman of the Committee with William H. Everett, our current Audit Committee Chairman, as the other member.

Mr. Galleher joined the Board in March 2014 and is a Managing Director for Boxwood Partners, LLC, a merchant bank in Richmond, Virginia, where he leads transactions for Boxwood’s merger and acquisition advisory services and private equity group and a Managing Director for Boxwood Capital Partners, LLC, a private investment firm also located in Richmond, Virginia.

Mr. William H. Everett has more than thirty years of management experience and currently serves as a director of Hakisa SAS in Strasbourg France. In addition, Mr. Everett served on the Board and M&A Committee of NeoNova Network Services until it was acquired in July 2013. Mr. Everett retired in April 2010 as Executive Vice President and Chief Financial Officer of Tekelec, a publicly traded telecom equipment supplier.

“I am excited to be in a position to help the Company further explore opportunities as they present themselves” said J. Patrick Galleher. “From my vantage point, I see a market with scenarios that could result in our platforms further reaching our goals in this market.”

During the past year, management and the Board has been focused on transitioning the business from its traditional print and services engagements to a pure Software as a Service platform. Today the majority of the Company’s new business opportunities are centered around the Company’s software platform called Disclosure Management System (DMS).

The Strategic Advisory Committee will work with management to focus on medium and long term initiatives of the business, review and analyze recent transactions in the market as they relate to the Company’s businesses, further help identify long term trends that could impact our strategic plan and evaluate inbound M&A opportunities.

A copy of the Strategic Advisory Committee Charter can be found on the Company’s website at https://www.issuerdirect.com/governance/.

About Issuer Direct Corporation

Issuer Direct is a disclosure management and targeted communications company. Our integrated platform provides tools, technologies and services that enable our clients to disclose and disseminate information through our network.

With a focus on corporate issuers, the Company alleviates the complexity of maintaining compliance with its integrated portfolio of products and services that enhance Company’s ability to efficiently produce and distribute their financial and business communications both online and in print.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). Statements preceded by, followed by or that otherwise include the words "believe," "anticipate," "estimate," "expect," "intend," "plan," "project," "prospects," "outlook," and similar words or expressions, or future or conditional verbs such as "will," "should," "would," "may," and "could" are generally forward-looking in nature and not historical facts. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the Company's actual results, performance or achievements to be materially different from any anticipated results, performance or achievements. The Company disclaims any intention to, and undertakes no obligation to, revise any forward-looking statements, whether as a result of new information, a future event, or otherwise. For additional risks and uncertainties that could impact the Company's forward-looking statements, please see the Company's Annual Report on Form 10-K for the year ended December 31, 2014 and the Quarterly Report on Form 10-Q for the quarter ended September 30, 2015, including but not limited to the discussions under "Risk Factors" therein, which the Company has filed with the SEC and which may be viewed at http://www.sec.gov.

Contact:

For Further Information:
Brian R. Balbirnie
Issuer Direct Corporation
919-481-4000
brian.balbirnie@issuerdirect.com

Brett Maas
Hayden IR
(646) 536-7331
brett@haydenir.com

James Carbonara
Hayden IR
(646)-755-7412
james@haydenir.com

SOURCE: Issuer Direct Corporation